                                                                     Exhibit T3C



             Form of Indenture between the Company, the Subsidiary
            Guarantors and Norwest Bank, Minnesota, N.A., as Trustee

                            Cityscape Financial Corp.

                                   $75,000,000

                               9.25% Senior Notes

                             due _____________, 2008

                                    INDENTURE

                         Dated as of _____________, 1998

                          Norwest Bank Minnesota, N.A.
                                     Trustee

                             CROSS-REFERENCE TABLE*

        Trust Indenture                                                                     Indenture
          Act Section                                                                       Section
          -----------                                                                       -------
310     (a)  (1)..........................................................................   7.10
        (a)  (2)..........................................................................   7.10
        (a)  (3)..........................................................................   N.A.
        (a)  (4)..........................................................................   N.A.
        (b)...............................................................................   7.08; 7.10; 11.02
        (c)...............................................................................   N.A.
311     (a)...............................................................................   7.11
        (b)...............................................................................   7.11
        (c)...............................................................................   N.A.
312     (a)...............................................................................   2.05
        (b)...............................................................................   11.03
        (c)...............................................................................   11.03
313     (a)...............................................................................   7.06
        (b)  (1)..........................................................................   N.A.
        (b)  (2)..........................................................................   7.06
        (c)...............................................................................   7.06; 11.02
        (d)...............................................................................   7.06
314     (a)...............................................................................   4.02; 11.02
        (b)...............................................................................   10.02
        (c)  (1)..........................................................................   11.04
        (c)  (2)..........................................................................   11.04
        (c)  (3)..........................................................................   N.A.
        (d)...............................................................................   10.02
        (e)     ..........................................................................   11.05
        (f)     ..........................................................................   N.A.
315     (a)...............................................................................   7.01(2)
        (b)...............................................................................   7.05; 11.02
        (c)...............................................................................   7.01(1)
        (d)...............................................................................   7.01(3)
        (e)...............................................................................   6.11
316     (a)  (last sentence)..............................................................   2.09
        (a)  (1) (A)......................................................................   6.05
        (a)  (1) (B)......................................................................   6.04
        (a)  (2)..........................................................................   N.A.
        (b)...............................................................................   6.07
317     (a)  (1)..........................................................................   6.08
        (a)  (2)..........................................................................   6.09
        (b)...............................................................................   2.04
318     (a)...............................................................................   11.01

N.A. means not applicable.
*  This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

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
                  ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE...........................................1

   Section 1.01. Definitions......................................................................................1
   Section 1.02. Other Definitions...............................................................................19
   Section 1.03. Incorporation by Reference of Trust Indenture Act...............................................19
   Section 1.04. Rules of Construction...........................................................................20


                  ARTICLE 2. THE SECURITIES......................................................................20

   Section 2.01. Form and Dating.................................................................................20
   Section 2.02. Execution and Authentication....................................................................21
   Section 2.03. Registrar and Paying Agent......................................................................21
   Section 2.04. Paying Agent to Hold Money in Trust.............................................................22
   Section 2.05. Noteholder Lists................................................................................22
   Section 2.06. Transfer and Exchange...........................................................................22
   Section 2.07. Replacement Notes...............................................................................23
   Section 2.08. Outstanding Notes...............................................................................23
   Section 2.09. Treasury Notes..................................................................................23
   Section 2.10. Temporary Notes.................................................................................24
   Section 2.11. Cancellation....................................................................................24
   Section 2.12. Defaulted Interest..............................................................................24


                  ARTICLE 3. REDEMPTION..........................................................................24

   Section 3.01. Notices to Trustee..............................................................................24
   Section 3.02. Selection of Notes to Be Redeemed...............................................................25
   Section 3.03. Notice of Redemption............................................................................25
   Section 3.04. Effect of Notice of Redemption..................................................................26
   Section 3.05. Deposit of Redemption Price.....................................................................26
   Section 3.06. Notes Redeemed in Part..........................................................................26
   Section 3.07. Mandatory Redemption............................................................................26
   Section 3.08. Optional Redemption.............................................................................27
   Section 3.09. Offer to Purchase by Application of Net Proceeds................................................27


                  ARTICLE 4. COVENANTS...........................................................................27

   Section 4.01. Payment of Notes................................................................................27
   Section 4.02. SEC Reports.....................................................................................27
   Section 4.03. Waiver of Stay, Extension or Usury Laws.........................................................28
   Section 4.04. Compliance Certificate..........................................................................28

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                                                                                                               ----
   Section 4.05. Taxes. .........................................................................................29
   Section 4.06. Limitation on Indebtedness......................................................................29
   Section 4.07. Limitation on Restricted Payments...............................................................31
   Section 4.08. Limitation on Sales of Assets...................................................................32
   Section 4.09. Limitation on Affiliate Transactions............................................................36
   Section 4.10. Limitations on Liens............................................................................37
   Section 4.11. Limitation on Creation of Subsidiaries..........................................................37
   Section 4.12. Limitation on Restrictions on Distributions from Restricted Subsidiaries........................37
   Section 4.13. Payments for Consent............................................................................38
   Section 4.14. Legal Existence.................................................................................38
   Section 4.15. Change of Control...............................................................................38
   Section 4.16. Maintenance of Properties; Insurance; Books and Records; Compliance with Law....................41
   Section 4.17. Limitation on Line of Business..................................................................41
   Section 4.18. Subsidiary Guarantees...........................................................................41
   Section 4.19. Further Assurance to the Trustee................................................................42


                  ARTICLE 5. SUCCESSORS..........................................................................42

   Section 5.01. When Company May Merge, etc.....................................................................42
   Section 5.02. Successor Corporation Substituted...............................................................43


                  ARTICLE 6. DEFAULTS AND REMEDIES...............................................................43

   Section 6.01. Events of Default...............................................................................44
   Section 6.02. Acceleration....................................................................................45
   Section 6.03. Other Remedies..................................................................................46
   Section 6.04. Waiver of Past Defaults.........................................................................46
   Section 6.05. Control by Majority.............................................................................46
   Section 6.06. Limitation on Suits.............................................................................46
   Section 6.07. Rights of Holders to Receive Payment............................................................47
   Section 6.08. Collection Suit by Trustee......................................................................47
   Section 6.09. Trustee May File Proofs of Claim................................................................47
   Section 6.10. Priorities......................................................................................48
   Section 6.11. Undertaking for Costs...........................................................................48
   Section 6.12. Restoration of Rights and Remedies..............................................................49


                  ARTICLE 7. TRUSTEE.............................................................................49

   Section 7.01. Duties of Trustee...............................................................................49
   Section 7.02. Rights of Trustee...............................................................................50
   Section 7.03. Individual Rights of Trustee....................................................................50
   Section 7.04. Trustee's Disclaimer............................................................................51

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
   Section 7.05. Notice of Defaults..............................................................................51
   Section 7.06. Reports by Trustee to Holders...................................................................51
   Section 7.07. Compensation and Indemnity......................................................................51
   Section 7.08. Replacement of Trustee..........................................................................52
   Section 7.09. Successor Trustee by Merger, etc................................................................53
   Section 7.10. Eligibility; Disqualification...................................................................53
   Section 7.11. Preferential Collection of Claims Against Company...............................................53


                  ARTICLE 8. DISCHARGE OF INDENTURE..............................................................54

   Section 8.01. Termination of Company's Obligations............................................................54
   Section 8.02. Application of Trust Money......................................................................55
   Section 8.03. Repayment to Company............................................................................55
   Section 8.04. Reinstatement...................................................................................55


                  ARTICLE 9. AMENDMENTS..........................................................................56

   Section 9.01. Without Consent of Holders......................................................................56
   Section 9.02. With Consent of Holders.........................................................................56
   Section 9.03. Compliance with Trust Indenture Act.............................................................57
   Section 9.04. Revocation and Effect of Consents...............................................................58
   Section 9.05. Notation on or Exchange of Notes................................................................58
   Section 9.06. Trustee to Sign Amendments, etc.................................................................58


                  ARTICLE 10. GUARANTEE OF NOTES.................................................................58

   Section 10.01. Subsidiary Guarantee...........................................................................58
   Section 10.02. Execution and Delivery of Subsidiary Guarantees................................................59
   Section 10.03. Limitation of Subsidiary Guarantee.............................................................60
   Section 10.04. Additional Subsidiary Guarantors...............................................................60
   Section 10.05. Release of Subsidiary Guarantor................................................................60


                  ARTICLE 11. MISCELLANEOUS......................................................................61

   Section 11.01. Trust Indenture Act Controls...................................................................61
   Section 11.02. Notices........................................................................................61
   Section 11.03. Communication by Holders with Other Holders....................................................63
   Section 11.04. Certificate and Opinion as to Conditions Precedent.............................................63
   Section 11.05. Statements Required in Certificate or Opinion..................................................63
   Section 11.06. Rules by Trustee and Agents....................................................................63
   Section 11.07. Legal Holidays.................................................................................64
   Section 11.08. No Recourse Against Others.....................................................................64
   Section 11.09. Governing Law; Agent for Service of Process....................................................64

                                                                                                               Page
                                                                                                               ----
   Section 11.10. No Adverse Interpretation of Other Agreements..................................................64
   Section 11.11. Successors.....................................................................................64
   Section 11.12. Severability...................................................................................64
   Section 11.13. Counterpart Originals..........................................................................65
   Section 11.14. Variable Provisions............................................................................65
   Section 11.15. Table of Contents, Headings, etc...............................................................65

         EXHIBIT A                  FORM OF SECURITY
         EXHIBIT B                  FORM OF NOTATION OF SUBSIDIARY GUARANTEE
         EXHIBIT C                  FORM OF SUPPLEMENTAL INDENTURE
         SCHEDULE I                 SCHEDULE OF SUBSIDIARY GUARANTORS

                  INDENTURE dated as of ___________, 1998 between CITYSCAPE FINANCIAL CORP., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as hereinafter defined) and Norwest Bank Minnesota, N.A., as trustee ("Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9.25% Senior Notes due ___________, 2008 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business; (ii) the Capital Stock of a Person that is or becomes a Restricted Subsidiary as a result of or upon the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person to the extent in compliance with Section 4.07.

                  "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee) excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contact or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.08 and 4.09 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Agent" means any Registrar, Paying Agent, or agent for service of notices and demands.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of the definition as a "disposition") but excluding any merger, consolidation or sale of assets of the Company subject to and permitted by
Section 5.01, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than director's qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary or (iv) any Retained Interest Receivables (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary). Notwithstanding the foregoing, the following shall not be deemed to be Asset Dispositions: (i) the sale, lease, conveyance or other disposition of inventory or Hedging Obligations by the Company or a Restricted Subsidiary, (ii) the sale, lease, conveyance or other disposition of property or equipment that has become worn out, obsolete or damaged or otherwise unusable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (iii) a disposition of Receivables in the ordinary course of business, (iv) any grant of a Permitted Lien, (v) a disposition of Temporary Cash Investments, (vi) the sale of any property (whether real, personal or mixed) in connection with the incurrence of Capital Lease Obligations, and (vii) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the board of directors of the Company or a Subsidiary Guarantor, as appropriate, or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a copy of a resolution certified pursuant to an Officers Certificate to have been duly adopted by the Board of Directors of the Company or a Subsidiary Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  A "Change of Control" shall be deemed to have occurred (i) upon any merger or consolidation of the Company with or into any other Person or any sale, transfer or other conveyance, whether direct or indirect, to any other Person of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee or surviving entity, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, or (iii) when, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

                  "Consolidated Leverage Ratio" as of any date of determination, means the ratio of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, excluding (A) Permitted Warehouse Indebtedness and Guarantees thereof and (B) Hedging

Obligations permitted to be Incurred pursuant to clause (b)(6) of Section 4.06 to (ii) the Consolidated Net Worth of the Company.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that cash could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.07 pursuant to clause (a)(3)(D) thereof.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Corporate Trust Services, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55497-0069, Attention: Corporate Trust Services.

                  "CSC" means Cityscape Corp., the sole Subsidiary Guarantor as of the Issue Date.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulting Subsidiary" means any Restricted Subsidiary of the Company with respect to which an Event of Default described in clause (7), (8) or (9) of Section 6.01 has occurred and is continuing.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holders thereof, in each case in whole or in part on or prior to 180 days after the Stated Maturity of the Notes; provided, however, that Capital Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Capital Stock in the event of a change of control of the Company or Restricted Subsidiary or an offer to repurchase such Capital Stock upon a disposition of assets, which provisions have substantially the same effect as the provisions of Section 4.08 or Section 4.15, as the case may be, shall not be deemed to be Disqualified Stock solely by virtue of such provisions.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "Eligible Retained Interest Receivables" means Retained Interest Receivables other than any Retained Interest Receivables created as the result of the securitization or sale of other Retained Interest Receivables. For the purposes of clause (h)(A) of the definition of "Permitted Liens" the term Eligible Retained Interest Receivables shall include only (i) Eligible Retained Interest Receivables which exist on the Issue Date and are unencumbered or are created subsequent to the Issue Date which are unencumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables), other than a Lien created in connection with a sale in a securitization transaction, as of the relevant date of determination and (ii) Eligible Retained Interest Receivables in existence on the Issue Date which are encumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables), but only to the extent that the amount of any such Eligible

Retained Interest Receivable exceeds two (2) times the outstanding principal amount of any Indebtedness secured by a Lien (either directly or on the Capital Stock of any such Special Purpose Subsidiary) on such Eligible Retained Interest Receivable as of the relevant date of determination.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is either (i) a U.K. Subsidiary or (ii) is incorporated in a jurisdiction other than a jurisdiction in the United States of America or the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in jurisdictions outside the United States of America.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.

                  "Guarantee" means an obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply finds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any person Guaranteeing any obligation.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (vi) Warehouse Indebtedness; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (viii) all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or other Person, including without limitation, any Securitization Trust, formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Restricted Subsidiaries shall not be treated as Indebtedness of such Person or its Restricted Subsidiaries under the Indenture, regardless of whether such securities are treated as indebtedness for tax purposes.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes of the Indenture and any supplemental indenture the provisions of the TIA that are deemed to be a part of and govern this Indenture and any supplemental indenture.

                  "Interest Payment Date" means the payment date for installments of interest specified in the Notes.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purpose of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.07: (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "Investment Grade Rating" means with respect to the Notes a rating by S&P of at least BBB- and a rating by Moody's of at least Baa3 which is provided after assuming and giving effect to (i) the elimination of the applicability of the first proviso to clause (h) of the definition of "Permitted Liens" and (ii) the release of the obligations of the Subsidiary Guarantors under their Subsidiary Guarantees.

                  "Issue Date" means, 1998.

                  "Lien" means (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereat) and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Retained Interest Receivables sold unless the seller is not liable for any credit losses thereon.

                  "Maturity Date" means 2008.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payment received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and investment banking and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Net Proceeds" with respect to any Asset Disposition, means
(i) cash (freely convertible into U.S. dollars) received by the Company or any Subsidiary from such Asset Disposition (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Disposition), after (a) provision for all income or other taxes measured by or resulting from such Asset Disposition, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Disposition, and (c) deduction of appropriate amounts to be provided by the Company or a Subsidiary as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or disposed of in such Asset Disposition and retained by the Company or a Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Disposition and (ii) promissory notes received by the Company or any Subsidiary from such Asset Disposition upon the liquidation or conversion of such notes into cash.

                  "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of the Restricted Subsidiaries (other than the Person incurring such Indebtedness) (a) provides a Guarantee or other credit enhancement of any kind (including any undertaking, agreement or instruction that would constitute Indebtedness) or (b) is directly or indirectly liable (as the primary obligor or otherwise); (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders or holders thereof have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Person Incurring such Indebtedness).

                  "Notes" means the securities issued by the Company pursuant to this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Obligations" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers Certificate delivered to the Trustee.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller, the Treasurer or any Assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture.

                  "Opinion of Counsel" means a written opinion reasonably satisfactory in form to the Trustee from legal counsel which counsel is reasonably acceptable to the Trustee, stating the matters required by Section
11.05 and delivered to the Trustee.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; and provided, further, except as provided in clause (xiii) below, in the case of any Investment in a Foreign Subsidiary that is not a Subsidiary Guarantor, such Investment shall be in the form of a loan constituting Senior Indebtedness of such Foreign Subsidiary, evidenced by a note; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables (other than Receivables) owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.08; (ix) Receivables; (x) Interest Rate Agreements and Currency Agreements; (xi) Retained Interest Receivables; (xii) loans to third parties for the origination of Receivables in the ordinary course of business and any warrants, Capital Stock or other consideration received in connection therewith; (xiii) capital contributions to Foreign Subsidiaries not to exceed 10% of the Company's consolidated stockholder's equity at the time of such contributions; (xiv) Capital Stock of or in the form of a transfer of Receivables to a Qualifying Securitization Subsidiary pursuant to a securitization of such Receivables; and (xv) Investments (other than Investments permitted pursuant to clauses (i) through (xiv) above) by the Company and the Restricted Subsidiaries in an aggregate amount not to exceed $7.5 million.

                  "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds or Liens to secure surety, performance, appeal or other bonds with respect to such Person, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or Liens arising out of judgments or awards against such Person with respect to which such person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property; or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; (g) Liens to secure Indebtedness permitted under the provisions described in clause (b)(1) or (b)(4) (to the extent refinancing Indebtedness incurred pursuant to clause (b)(1)) under Section 4.06; (h) Liens on Retained Interest Receivables (or on the Capital Stock of any Person substantially all the assets of which are Retained Interest Receivables) and Liens otherwise created in connection with a sale in a securitization transaction; provided, however, that, for so long as the Notes do not have an Investment Grade Rating, the Company and its Restricted Subsidiaries shall have satisfied each of the following before incurring any Lien on Eligible Retained Interest Receivables pursuant to this clause (h): (A) there shall be Eligible Retained Interest Receivables at least equal to 150% of the principal amount then outstanding of unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries falling within clause (B) of the definition of "Senior Indebtedness;" and (B) the principal amount of any Indebtedness secured by any such Liens incurred pursuant to this clause (h) on any Eligible Retained Interest Receivables shall be limited, in the aggregate, to Eligible Retained Interest Receivables representing no more than 75% of the amount of Eligible Retained Interest Receivables in excess of the limitation described in clause (A) as shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP after giving pro forma effect to the incurrence of such Lien, as of the end of the most recent fiscal quarter of the Company prior to the date on which such Lien is first incurred for which financial statements are available; provided, further, however, that a Lien on Eligible Retained Interest Receivables securing Indebtedness that is a Permitted Lien at the time such Indebtedness is first incurred shall continue to constitute a Permitted Lien, notwithstanding any reduction in value of such Eligible Retained Interest Receivables (as a result of their revaluation, any adverse change with respect to the underlying "pool" of Receivables or otherwise); (i) Liens existing on the Issue Date; (j) Liens on Property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other Property owned by such Person or any of its Subsidiaries; (k) Liens on Property at the time such Person or any of its Subsidiaries acquires the Property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other Property owned by such Person or any of its Subsidiaries; (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (m) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations; (n) Liens on property of a Special Purpose Subsidiary otherwise in compliance with clause (h) above; (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i), (j) and (k); provided, however, that (x) such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of
(A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i), (j) or (k), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension renewal or replacement; (p) any Lien in the form of "over-collateralization" of the senior securities issued in, or subordination of or recourse to all or a portion of Retained Interest Receivables of the Company or any Subsidiary attributable to, a securitization of

Receivables (or similar arrangements), in each case to the extent reflected in the book value of such Retained Interest Receivables, which Lien is in favor of the holders of other securities issued by the trust or other Person relating to such securitization; (q) judgment and attachment Liens not giving rise to an Event of Default; (r) Liens in favor of the Company or any Restricted Subsidiary; (s) Liens securing Indebtedness otherwise permitted to be incurred on any note provided by a Foreign Subsidiary to the Company or any Domestic Subsidiary initially evidencing loans made by the Company or such Domestic Subsidiary out of the proceeds of such Indebtedness; (t) Liens securing Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary (i) pledged to a third party and (ii) secured by Retained Interest Receivables, provided that the Company is in compliance with clause (h) above. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.08.

                  "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that
(i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual credit recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of 20% of the advances made thereunder, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) 105% of the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such corporation.

                  "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

                  "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance or refinance the cost of the construction or purchase of, or repairs, improvements or additions to, an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  "Qualifying Securitization Subsidiary" means any Subsidiary of the Company that (i) does not engage in, and whose charter prohibits it from engaging in, any activities other than a securitization of Receivables which have been sold or otherwise transferred to such Subsidiary by the Company or another Subsidiary in a transaction that constitutes a "true sale" under GAAP,
(ii) constitutes a "special purpose vehicle" under rating agency guidelines, and
(iii) does not have any Indebtedness other than Non-Recourse Indebtedness.

                  "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary or
(y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Related Business" means any consumer or commercial finance business or any financial service business relating thereto, including, without limitation, businesses of the Company in existence as of the Issue Date.

                  "Related Party" with respect to any Person means (i) any spouse, sibling, parent or lineal descendant of such Person or any spouse of such sibling or lineal descendant or (ii) any trust, corporation, partnership or other entity that is controlled by Persons referred to in clause (i).

                  "Responsible Officer", when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary, excluding Disqualified Stock) held by any Affiliate of the Company, including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment (other than a Permitted Investment) in any Person or (v) the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Retained Interest" means, over the life of a "pool" of Receivables that have been sold or otherwise transferred by a Person to a trust or other Person in a securitization or sale, the direct or indirect rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale with respect to such "pool", including any rights to receive cash flows attributable to such pool and retained by such Person, whether such rights are contractual, by virtue of such Person being a holder of Capital Stock of such trust or other Person or otherwise.

                  "Retained Interest Receivables" of a Person means the direct or indirect right to Retained Interest capitalized on such Person's or any of its Restricted Subsidiaries' consolidated balance sheet (the amount of which shall be determined in accordance with GAAP), including, without limitation, subordinated and interest-only certificates and any such rights as a holder of Capital Stock of a trust or other Person to which a "pool" of Receivables has been sold or otherwise transferred in a securitization or sale.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securitization Trust" means any Person (whether or not a Subsidiary of the Company) established exclusively for the purpose of issuing securities in connection with any securitization, the obligations of which are without credit recourse to the Company or any of the Subsidiary Guarantors (including, without limitation, any Special Purpose Subsidiary of the Company), provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Subsidiary Guarantor.

                  "Senior Indebtedness" means the principal of, premium and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (A) or
(B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinate in right of payment to the Notes; provided, however that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person,
(2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any obligation in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Restricted Subsidiary that, individually or if merged with all other Defaulting Subsidiaries, would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Special Purpose Subsidiary" means (i) a Restricted Subsidiary formed in connection with a securitization (i) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Restricted Subsidiaries, (ii) that has no assets other than Retained Interest Receivables or proceeds thereof created in such securitization and (iii) that conducts no business other than holding such Retained Interest Receivables or (ii) that is a Qualifying Securitization Subsidiary.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holders thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is, by its terms pursuant to a written agreement, subordinate or junior in right of payment to the Notes to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantees" means each Guarantee given by the Subsidiary Guarantors in accordance with this Indenture.

                  "Subsidiary Guarantor" means a domestic Restricted Subsidiary of the Company that is or becomes a Subsidiary Guarantor in accordance with this Indenture.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Company and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-I" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated as least "A" by S&P or "A" by Moody's.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "U.K. Subsidiary" means a Restricted Subsidiary that is incorporated in the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in the United Kingdom.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.06 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser to the extent such agreement is to finance the purchase or origination of Receivables by the Company or a Subsidiary of the Company, or the making of loans to a

Person for the purpose of financing the purchase or origination by such Person of consumer or commercial loans, leases or receivables for resale or sale to the Company or any Subsidiary of the Company, and in each case for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including purchase and sale facilities pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

                  "Warehouse Indebtedness" means the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility with respect to Receivables until such time as such Receivables are (i) securitized,
(ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02.     Other Definitions.

                                                                                Defined in
            Term                                                                  Section
            ----                                                                  -------
            "Affiliate Transaction"                                               4.09
            "Asset Disposition Offer"                                             4.08(b)
            "Bankruptcy Law"                                                      6.01
            "Change of Control Offer"                                             4.15(a)
            "Change of Control Payment Date"                                      4.15(b)(3)
            "Change of Control Purchase Price"                                    4.15(a)
            "Custodian"                                                           6.01
            "Event of Default"                                                    6.01
            "Legal Holiday"                                                      11.07
            "Offer Period"                                                        4.08(d)
            "Paying Agent"                                                        2.03
            "Purchase Date"                                                       4.08(d)
            "Registrar"                                                           2.03
            "Reinvestment Date"                                                   4.08(a)
            "U.S. Government Obligations"                                         8.01

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Noteholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes means the Company, any other obligor upon the Notes or any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

                  (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied;

                  (4) "or" is not exclusive;

                  (5) words in the singular include the plural, and in the plural include the singular; and

                  (6) provisions apply to successive events and transactions.

                                   ARTICLE 2.
                                 THE SECURITIES

Section 2.01.     Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof, except that any Notes issued to pay interest on the Notes in the manner set forth in paragraph 2 of the Notes may be in denominations less than $1,000 or in other than integral multiples of $1,000.

Section 2.02.     Execution and Authentication.

                  Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal need not be reproduced on the Notes.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

                  The Trustee shall authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes, plus amounts sufficient to pay additional interest on outstanding Notes if the Company elects to pay such additional interest in the form of additional Notes, upon a written order of the Company signed by two Officers and, in the case of Notes to be issued in payment of such interest, upon receipt by a Trust Officer of (a) a notice from the Company at least 10 Business Days in advance of the relevant Interest Payment Date stating that the Company will pay such interest in the form of Notes, together with a Board Resolution authorizing the issuance of the appropriate principal amount of Notes for such purpose, (b) an Officers' Certificate demonstrating the computation of the principal amount of additional Notes issuable to each Holder of outstanding Notes and (c) an Opinion of Counsel that the issuance of such Notes is in compliance with all applicable law, including without limitation Federal and state securities laws. The Trustee shall promptly after receipt of such notice give notice of such intended payment in Notes to the Noteholders. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate amount set forth in paragraph 4 of the Notes except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03.     Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

Section 2.04.     Paying Agent to Hold Money in Trust.

                  The Company (or any other obligor upon the Notes) shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company (or any other obligor upon the Notes) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company (or any other obligor upon the Notes) at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, a Subsidiary or any other obligor upon the Notes) shall have no further liability for the money. If the Company, a Subsidiary or any other obligor upon the Notes acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

Section 2.05.     Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Notes) shall furnish to the Trustee at least seven Business Days before each Interest Payment Date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount of Notes held by each Holder, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06.     Transfer and Exchange.

                  Where Notes are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request.

                  The Company shall not be required (i) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between the record date and the next succeeding Interest Payment Date.

                  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof).

Section 2.07.     Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company.

Section 2.08.     Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

                  A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 2.09.     Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any other obligor upon the Notes or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by the two Officers, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, subject to the record retention requirements of the Exchange Act, may destroy cancelled Notes unless the Company directs them to be returned to it. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order, signed by two Officers, the Company shall direct that cancelled Notes be returned to it.

Section 2.12.     Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before the record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Noteholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                                   REDEMPTION

Section 3.01.     Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.08 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Notes to be redeemed and the redemption price.

                  If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of and identifying Restricted Securities held by any Holder.

Section 3.02.     Selection of Notes to Be Redeemed.

                  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Outstanding Notes in accordance with a method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  In the event the Company is required to make an offer to purchase Notes pursuant to Sections 3.09 and 4.08 hereof and the amount of the Net Proceeds from the Asset Disposition is not evenly divisible by $1,000, then the Trustee shall promptly refund to the Company any remaining Net Proceeds.

Section 3.03.     Notice of Redemption.

                  Subject to the provisions of Section 3.09 hereof, at least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price and the amount of accrued interest, if any, to be paid;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date; and

                  (7) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense; provided, however, that the Company shall deliver to the Trustee, at least 25 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the redemption price.

Section 3.05.     Deposit of Redemption Price.

                  One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

                  If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06.     Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Mandatory Redemption.

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.08.     Optional Redemption.

                  The Company may redeem all or any of the Notes at any time on or after issuance in cash at 102% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date. Any redemption pursuant to this
Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through
3.06 hereof.

Section 3.09.     Offer to Purchase by Application of Net Proceeds.

                  Within 15 days after the occurrence of any event requiring the Company to offer to purchase Notes pursuant to the provisions of Section 4.08 hereof, the Company shall deliver to the Trustee a notice of redemption pursuant to Section 3.01 hereof. Within 15 days thereafter, the Trustee shall select the Notes to be offered to be redeemed in accordance with Section 3.02 hereof. Within 10 days thereafter, the Company shall mail or cause the Trustee to mail (in the Company's name and at the Company's sole expense) an Asset Disposition Offer (as defined in Section 4.08) to each Holder of Notes whose Notes are to be offered to be redeemed. The Asset Disposition Offer shall identify the Notes to which it relates and shall contain the information required by Section 4.08 hereof.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01.     Payment of Notes.

                  The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money or Notes designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.     SEC Reports.

                  (a) The Company will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements. The Company (at its own expense) will file with the Trustee within 15 days after it would have been required to file such information, documents and reports with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe). The Company shall also comply with the provisions of TIA
         Section 314(a).

                  (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph (a) above to its stockholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files them with the SEC.

                  (c) The Company shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

Section 4.03.     Waiver of Stay, Extension or Usury Laws.

                  Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law that would prohibit or forgive the Company or the Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.     Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year an Officers' Certificate (one of the signers of which on behalf of the Company shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or the Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or, if such event has occurred, a description of the event and what action the Company or the Subsidiary Guarantors, as the case may be, is taking or proposes to take with respect thereto.

                  (b) So long as the Trustee has not received an Officers' Certificate stating that it would be contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) If any Default or Event of Default has occurred and is continuing, the Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto, within 30 days after the occurrence thereof.

Section 4.05.     Taxes.

                  The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.     Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to Incur, directly, or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.00 to 1.00.

                  (b) Notwithstanding the foregoing paragraph (a) the Company and any Restricted Subsidiary may Incur any or all of the following
         Indebtedness:

                  (1) (A) Permitted Warehouse Indebtedness and Guarantees thereof by the Company or any Restricted Subsidiary; provided, however, that to the extent any such

Indebtedness of the Company or a Restricted Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time such Indebtedness ceases to constitute Permitted Warehouse Indebtedness; and (B) additional Indebtedness to finance the general corporate needs of the Company and its Subsidiaries in an amount not to exceed $50.0 million at any one time outstanding;

                  (2) Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any designation of such Restricted Subsidiary as an Unrestricted Subsidiary, any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (3) the Notes (including Notes issued pursuant to this Indenture as payment of interest on the Notes) and the Subsidiary Guarantees;

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) or this clause (5);

                  (6) Hedging Obligations directly related to: (i) Indebtedness permitted to be Incurred by the Company or the Restricted Subsidiaries pursuant to the Indenture; (ii) Receivables held by the Company or its Restricted Subsidiaries pending sale or securitization or that have been sold pursuant to a Warehouse Facility; (iii) Receivables with respect to which the Company or any Restricted Subsidiary reasonably expects to purchase or finance or acquire a security interest in or accept as collateral; or (iv) Retained Interest Receivables and other assets owned or financed by the Company or any Restricted Subsidiary;

                  (7) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property which Indebtedness does not in the aggregate exceed $15.0 million in aggregate principal amount at any one time outstanding;

                  (8) Non-Recourse Indebtedness of any Qualifying Securitization Subsidiary; provided, that if, but only to the extent, any such Indebtedness ceases to constitute Non-Recourse Indebtedness or if the Subsidiary that Incurred such Indebtedness ceases to be a Qualifying Securitization Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by such Subsidiary; and

                  (9) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses

(1) through (8) above or paragraph (a)), does not exceed $50.0 million at any one time outstanding.

                  (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

Section 4.07.     Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.06; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale (i) occurring substantially contemporaneously with the issuance of the Notes, (ii) to a Subsidiary of the Company or
         (iii) to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion of exchange); and (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends or repayments of loans or advances, in each case to the Company or any Restricted Subsidiary from such Person or from the sale for cash or other liquidation or repayment in cash, in each case the proceeds of which are received by the Company or any Restricted Subsidiary, and
         (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum in this clause (D) shall not exceed, in the case of any Person, the amount of Investments made since the Issue Date by the Company or any Restricted Subsidiary in such Person and treated as a Restricted Payment.

                  (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.06; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the covenant described hereunder; provided, however, that at the time of payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, that such dividend shall be included in the calculation of the amount of Restricted Payments; and (iv) any purchase of Capital Stock of the Company made from time to time to meet the Company's obligations under its employee stock ownership and option plans, provided, however, that such purchases shall be excluded from the calculation of the amount of Restricted Payments.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.08.     Limitation on Sales of Assets.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition in excess of $10.0 million unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of any non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects, either to (x) acquire Additional Assets, either directly or through a Restricted Subsidiary, or (y) prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Restricted Subsidiary (provided that the proceeds of an Asset Disposition of the Company's direct assets may not be used to prepay, repay, redeem or purchase Senior Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), as the case may be (other than in either case Indebtedness owed to the Company or an Affiliate of the Company), in each case within 180 days from, or prior to, the later of the date of such Asset Disposition or the receipt of such Net Available Cash (the date that is 180 days after the later of such dates being the "Reinvestment Date"); (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to the Holders (and to holders of other Senior Indebtedness designated by the Company containing provisions similar to those set forth in this Section 4.08 with respect to offers to purchase or redeem with the proceeds of sales of assets) to purchase Notes (and to prepay, repay or purchase such other Senior Indebtedness) pursuant to and subject to the conditions contained in this Indenture in the case of the Notes or the conditions contained in the agreements governing such other Senior Indebtedness; provided, that any such offers shall be on a pro rata basis in proportion to the outstanding principal amounts of the Indebtedness to which such offers apply and that to the extent any Net Available Cash remains following such pro rata offer such Net Available Cash shall be applied to the repurchase on a pro rata basis in proportion to the outstanding principal amount thereof of any such Indebtedness which continues to remain outstanding after such offer has been accepted by the holder thereof; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) to (x) the acquisition by the Company or any Restricted Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness designated by the Company (other than any Disqualified Stock) of the Company or any Restricted Subsidiary (other than Indebtedness owed to an Affiliate of the Company), in each case within 180 days from the later of the receipt of such Net Available Cash and the date the offer described in paragraph (b) below is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased unless, in the case of clause (C), at the time of such prepayment, repayment or purchase, and, to the extent the Company would have been able to Incur such Indebtedness pursuant to Section 4.06; and
         (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to any application not prohibited by the Indenture, and (iii) at the time of such Asset Disposition no Default shall have occurred and be continuing (or would result therefrom). Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $10 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

                  For the purposes of this Section 4.08, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness or liabilities of the Company or any Restricted Subsidiary, and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or liabilities in connection with such Asset Disposition; (y) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments and (z) an amount equal to the fair market value (evidenced by a Board Resolution) of operating assets (including Receivables and Retained Interest Receivables) to be used or useful in any Related Business received by the transferee in connection with such Asset Disposition.

                  (b) In the event of an Asset Disposition that requires an offer to purchase the Notes (and other Senior Indebtedness) pursuant to paragraph (a)(ii)(B) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Indebtedness) at a purchase price of 100% of their principal amount plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture (an "Asset Disposition Offer"). If the aggregate purchase price of Notes (and any other Senior Indebtedness) tendered pursuant to such Asset Disposition Offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be permitted to apply the remaining Net Available Cash in accordance with clause (a)(ii)(C) above. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to this Section 4.08 if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

                  (c) In the event of the transfer of substantially all (but not all) of the property and assets of the Company to a Person in a transaction permitted under Section 5.01 the successor corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this Section 4.08, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition; provided, that this clause shall not apply to the extent that the properties and assets of the Company not so transferred are exchanged for Additional Assets received by the Company or held by such other Person in such transaction. In addition, the fair market value of such properties and assets of the Company deemed to be sold shall be deemed to be Net Available Cash.

                  (d) If the Company is required to make an Asset Disposition Offer, the Company shall mail, within 40 days following the Reinvestment Date, a notice to the Holders stating, among other things:
         (1) that such Holders have the right to require the Company to apply Net Available Cash to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations to be used in determining the amount of Net Available Cash to be applied to the repurchase of such Notes. The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"), except to the extent that a longer period is required by applicable law. The notice, which shall govern the terms of the Asset Disposition Offer shall state:

                  (1) that the Asset Disposition Offer is being made pursuant to
Section 3.09 and this Section 4.08 and the length of time the Asset Disposition Offer will remain open;

                  (2) the purchase price and the Purchase Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

                  (5) that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

                  (6) that Holders will be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                  (7) that, if the aggregate principal amount of Notes surrendered (or transferred by book-entry transfer) by Holders exceeds Net Available Cash available therefor, after giving effect to a pro rata offer for other Senior Indebtedness as set forth in Section 4.08(a) hereof, if any, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Disposition Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.08. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, the Subsidiary Guarantors shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Asset Disposition Offer is not fully subscribed, the Company may retain that portion of the Net Available Cash not required to repurchase Notes for use in accordance with this Section 4.08.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

Section 4.09.     Limitation on Affiliate Transactions.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  The provision of the foregoing paragraph shall not apply to
(i) transactions between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, (ii) any Restricted Payment permitted to be made under Section 4.07 or any Permitted Investment, (iii) loans or advances to employees in the ordinary course of business, (iv) customary directors fees and indemnities, (v) ordinary course commercial agreements or renewals thereof on such terms as are in effect as of the Issue Date and which terms are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's length dealings with a Person, who is not such an Affiliate, (vi) any Indebtedness permitted by paragraph (b)(2) of Section 4.06, (vii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company and (viii) the grant of stock options or similar rights to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Board of Directors of the Company.

Section 4.10.     Limitations on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to in the case of Subordinated Obligations) the obligations so secured for so long as such obligations are so secured.

Section 4.11.     Limitation on Creation of Subsidiaries.

                  The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date, (ii) a Restricted Subsidiary that is acquired or created after the date of this Indenture or (iii) an Unrestricted Subsidiary.

Section 4.12. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other that a Special Purpose Subsidiary)
(a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and any agreement that constitutes a Refinancing thereof permitted under this Indenture;
(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or was designated a Restricted Subsidiary (other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any other agreement contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.12 or this clause
(iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are not materially less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the agreements referred to in clause (i) or (ii) of this Section 4.12, as the case may be; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) customary affiliate transactions provisions; (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (viii) encumbrances or restrictions pursuant to Permitted Warehouse Indebtedness.

Section 4.13.     Payments for Consent.

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.14.     Legal Existence.

                  Subject to Section 4.08, Article 5 and Article 10 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15.     Change of Control.

                  (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

                  (b) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control);

                  (3) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (4) that any Note not tendered will continue to accrue interest;

                  (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (6) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (7) that Holders will be entitled to withdraw their acceptance if the Company, the depository or Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (9) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (10) the name and address of the depository or Paying Agent.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the depository or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (c) (A) If either the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to repurchase or redeem, or make an offer to repurchase or redeem, such Indebtedness or Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such redemption, repurchase offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Section 4.16. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this paragraph shall prevent the Company or any Restricted Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

                  (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                  (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                  (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, the non-compliance with which would materially adversely affect the business, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

Section 4.17.     Limitation on Line of Business.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Section 4.18.     Subsidiary Guarantees.

                  (a) The Company will cause each of its domestic Restricted Subsidiaries that is not a Special Purpose Subsidiary to be made a party to this Indenture and to endorse a notation of Subsidiary Guarantee substantially in the form included in Exhibit B hereto in accordance with Section 10.02 hereof.

                  (b) Prior to the date on which the Notes receive an Investment Grade Rating, if the Company or any of its domestic Restricted Subsidiaries that is not a Special Purpose Subsidiary acquires or creates another domestic Restricted Subsidiary that is not a Special Purpose Subsidiary after the date of this Indenture, the Company will cause such Restricted Subsidiary to execute a supplemental indenture in the form attached hereto as Exhibit C and deliver it to the Trustee, together with an Officers' Certificate and an Opinion of Counsel in a form reasonably satisfactory to the Trustee.

Section 4.19.     Further Assurance to the Trustee.

                  The Company shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01.     When Company May Merge, etc.

                  The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets in one transaction or a series of related transactions or assign any of its obligations under this Indenture or the Notes to, any Person unless:

                  (1) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall have been made, assumes by supplemental indenture in a form satisfactory to the Trustee all the obligations of the Company under the Notes and this Indenture;

                  (3) immediately before and immediately after such transaction no Default or Event of Default exists;

                  (4) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other disposition or assignment shall have been made, would be permitted by the provisions of Section 4.06(a) to incur $1.00 of additional Indebtedness; provided, however, that for purposes of this clause (4), the Consolidated Leverage Ratio required by Section 4.06 shall be calculated after giving pro forma effect to such consolidation or merger, or such sale, lease, conveyance or other disposition or assignment, as if the same had occurred at the beginning of the applicable four-quarter period; and

                  (5) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other disposition or assignment shall have been made, shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company (immediately preceding the transaction).

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02.     Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Notes in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition or assignment shall not be released from the obligation to pay the principal of and interest on the Notes.

                  If the successor corporation shall have succeeded to and been substituted for the Company, such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Subsidiary Guarantees thereon by the Subsidiary Guarantors). All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Subsidiary Guarantee as though all such Notes had been issued and endorsed at the date of the execution hereof.

                  In case of any such consolidation, merger, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Subsidiary Guarantees to be endorsed thereon as may be appropriate.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

                  An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 10 days;

                  (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Section 5.01 hereof;

                  (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for the period and after the notice specified below;

                  (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (or the payment or which is guaranteed by the Company or a Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (a) either (i) such default results from the failure to pay principal of any such Indebtedness at final maturity (beyond any applicable grace period) or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

                  (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000;

                  (7) the failure of a Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance of a Subsidiary Guarantee by such Subsidiary Guarantor;

                  (8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (a)      commences a voluntary case,

                           (b) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (c) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its
                  creditors, or

                           (e) generally is not paying its debts as the same
                  become due;

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case,

                           (b) appoints a Custodian of the Company or any
                  Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                           (c) orders the liquidation of the Company or any
                  Significant Subsidiary,

         and such order or decree remains unstayed and in effect for 60 days;

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal, state or applicable foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  Any Event of Default shall not be deemed to have occurred under clause (3), (4), (5) or (6) until the Trustee shall have received written notice from the Company or any of the Holders. A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office by the Company or any other Person.

Section 6.02.     Acceleration.

                  If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the

Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

                  The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.

                  The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability; provided that the Trustee may take other actions deemed proper by the Trustee that are not inconsistent with such direction.

Section 6.06.     Limitation on Suits.

                  A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.     Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08.     Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor upon the Notes) for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including all sums due and owing to the Trustee under Section 7.07 hereof).

Section 6.09.     Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or the Subsidiary Guarantors or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Third: to the Company or to the extent that the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Noteholders.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.     Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01.     Duties of Trustee.

                  (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (2) Except during the continuance of an Event of Default:

                  (a) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a) This paragraph does not limit the effect of paragraph (2) of this Section.

                  (b) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

                  (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

                  (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to the requirements of Sections 11.04 and 11.05 hereof, respectively. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

                  (5) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall constitute authorization in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (6) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04.     Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

                  If a Default occurs and is continuing, the Trustee shall mail to Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory offer to redeem pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 7.06.     Reports by Trustee to Holders.

                  As required by TIA Section 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company or any other obligor upon the Notes shall notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company or the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company and the Subsidiary Guarantors shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the

Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. The Company's obligations under this Section 7.02 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article 8 and/or the termination of this Indenture, including the termination and rejection hereof in any bankruptcy proceedings to the extent permitted by applicable law.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company and any other obligor upon the Notes shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 7.10, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee is subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Subsidiary Guarantors are outstanding if the requirements for exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

Section 8.01.     Termination of Company's Obligations.

                  This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

                  (1) the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on the Notes to maturity or redemption, as the case may be, as certified in a certificate of a nationally recognized firm of independent public accountants, and to pay all other sums payable by it hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

                  (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                  (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

                  (4) the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to Federal income tax on the same amount and in the same manner and as the same times as would have been the case if such option had not been exercised.

Then, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.03, 7.07, 7.08 and 8.04 and the Trustee's and Paying Agent's
obligations in Section 8.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.07 and the Company's and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

                  After such irrevocable deposit made pursuant to this Section
8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                  In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.02.     Application of Trust Money.

                  The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes.

Section 8.03.     Repayment to Company.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Noteholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.04.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                                   AMENDMENTS

Section 9.01.     Without Consent of Holders.

                  The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

                  (4) to provide for uncertificated Notes in addition to certificated Notes;

                  (5) to allow any Person to execute a supplemental indenture pursuant to Section 4.18 hereof;

                  (6) to evidence and provide for the acceptance by and appointment hereunder of a successor trustee with respect to the Notes; or

                  (7) to make any change that does not adversely affect the legal rights hereunder of any Noteholder.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.     With Consent of Holders.

                  The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. The Holders of a majority in principal amount of the Notes then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Noteholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  Notwithstanding the first paragraph of this Section 9.02, without the consent of each Noteholder affected, an amendment or waiver under this Section may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes pursuant to Section 3.08 hereof;

                  (4) make any Note payable in money other than that stated in the Note;

                  (5) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02; or

                  (6) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Note or an Event of Default under clause (8) or (9) of Section 6.01 hereof.

Section 9.03.     Compliance with Trust Indenture Act.

                  Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.

Section 9.05.     Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity of any such amendment or waiver.

Section 9.06.     Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Subsidiary Guarantors in accordance with its terms. Neither the Company nor any Subsidiary Guarantor may sign an amendment, waiver or supplemental indenture until the same is approved by its respective Board of Directors.

                                   ARTICLE 10.
                               GUARANTEE OF NOTES

Section 10.01.      Subsidiary Guarantee.

                  Subject to the provisions of this Article 10, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee: (i) the due and punctual payment of the principal of and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.07), all in accordance with the terms of such Note and this Indenture, and
(ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Subsidiary Guarantor (other than a defense of payment or performance).

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest on any Obligation of the Company under the Notes and hereunder is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  Each Subsidiary Guarantor, to the extent permitted by law, hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in Section 8.01 hereof. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Subsidiary Guarantee provided for in this Article 10 and not discharged; provided that the failure of the Trustee to make such demand or enforce any remedy under the Indenture or this Subsidiary Guarantee shall not affect the obligations of a Subsidiary Guarantor hereunder.

                  The Subsidiary Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee by its manual signature.

Section 10.02.      Execution and Delivery of Subsidiary Guarantees.

                  To evidence the Subsidiary Guarantee set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B hereto shall be placed on each Note authenticated and made available for delivery by the Trustee and that the Subsidiary Guarantee in this Indenture shall be executed on behalf of each Subsidiary Guarantor by the manual or facsimile signature of an Officer of each Subsidiary Guarantor.

                  Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an Officer of a Subsidiary Guarantor whose manual or facsimile signature is on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

Section 10.03.      Limitation of Subsidiary Guarantee.

                  The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

Section 10.04.      Additional Subsidiary Guarantors.

                  The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of
Section 4.18 hereof, to execute a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

Section 10.05.      Release of Subsidiary Guarantor.

                  A Subsidiary Guarantor (or, in the case of clause (iii) below, each Subsidiary Guarantor) shall be released from all of its obligations under its Subsidiary Guarantee if:

                  (i) the Subsidiary Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the

         Subsidiary Guarantor owned by them, in each case in a transaction in compliance with Sections 4.08 and 5.01 hereof;

                  (ii) the Subsidiary Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Subsidiary Guarantor in a transaction in compliance with Section 5.01 hereof; or

                  (iii) an Investment Grade Rating is received by the Company with respect to the Notes;

and in each such case, such Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with. The Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                                   ARTICLE 11.
                                  MISCELLANEOUS

Section 11.01.      Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.      Notices.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company:

                           Cityscape Financial Corp.
                           565 Taxter Road
                           Elmsford, New York  10523-2300
                           Attention:  General Counsel
                           Telephone No.:  (914) 592-6677
                           Telecopier No.:  (914) 592-7101

                  If to the Subsidiary Guarantors:

                           Cityscape Corp.
                           565 Taxter Road
                           Elmsford, New York  10523-2300
                           Attention:  General Counsel
                           Telephone No.:  (914) 592-6677
                           Telecopier No.:  (914) 592-7101

                  If to the Trustee:

                           Norwest Bank Minnesota, N.A.
                           Corporate Trust Services
                           Norwest Center
                           Sixth and Marquette
                           Minneapolis, Minnesota  55479-0069
                           Corporate Trust Services
                           Telephone No.:  (612) 667-8373
                           Telecopier No.:  (612) 667-6650

                  The Company, any other obligor upon the Notes or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Noteholder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; however, a notice or communication to the Trustee shall not be effective until actually received.

                  If the Company (or any other obligor upon the Notes) mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.      Communication by Holders with Other Holders.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.      Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company (or any other obligor upon the Notes) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.05.      Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.06.      Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.      Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, Minneapolis, Minnesota or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.      No Recourse Against Others.

                  A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

Section 11.09.      Governing Law; Agent for Service of Process.

                  The laws of the State of New York shall govern and be used to construe this Indenture and the Notes, without regard to the conflict of law principles thereof. The Company hereby agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

Section 11.10.      No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11.      Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12.      Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13.      Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 11.14.      Variable Provisions.

                  The Company initially appoints the Trustee as Paying Agent and Registrar.

Section 11.15.      Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

Dated as of  ________ ___, 19__              CITYSCAPE FINANCIAL CORP.


                                             By_________________________________

Attest:



____________________________________


Dated as of ____________ __, 19__            NORWEST BANK MINNESOTA,
                                             N.A., as Trustee


                                             By_________________________________

Attest:



____________________________________


Dated as of ____________ __, 19__            CITYSCAPE CORP.


                                             By_________________________________

Attest:



____________________________________

                                    EXHIBIT A

                                9.25% SENIOR NOTE
                           DUE _____________ __ , 2008

NO.                                                               $_____________

                            CITYSCAPE FINANCIAL CORP.

promises to pay to or registered assigns, the principal sum of


Dollars on ______________ __, 19__.

Interest Payment Dates: ____________________

Record Dates: ______________________________

                                                   Dated: ____________ __, 1998

                                                   CITYSCAPE FINANCIAL CORP.


                                                   By __________________________


                                                   By __________________________


This is one of the Notes referred to in the within-mentioned Indenture:

NORWEST BANK MINNESOTA, N.A., as Trustee



By______________________________
       Authorized Signature

                                9.25% SENIOR NOTE
                          DUE _______________ __, 2008

                  (1) Interest. Cityscape Financial Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above from the date this Note is issued until maturity. The Company will pay interest semi-annually on and of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be _________ __, 1999. The Company shall pay interest on overdue principal at the rate of __% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in either (i) money of the United States that at the time of payment is legal tender for payment of public and private debts (or by check payable in such money) or (ii) additional Notes. The method of payment referred to in the previous sentence shall be determined at the option of the Company. It may mail an interest check to a Holder's registered address.

                  (3) Paying Agent and Registrar. Initially, Norwest Bank Minnesota, N.A., as Trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company may act in any such capacity.

                  (4) Indenture. The Company issued the Notes under an Indenture dated as of ____________ __, 1998 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $75 million in aggregate principal amount, plus amounts, if any, sufficient to pay interest on outstanding Notes as set forth in Paragraph 2.

                  (5) Optional Redemption. The Company may redeem all or any of the Notes at any time hereof on or after issuance in cash at 102% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

                  (6) Notice of Redemption. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

                  (7) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, except that Notes, if any, issued to pay interest as set forth in Paragraph 2 hereof may be in smaller denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

                  (8) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  (9) Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders, to provide for uncertificated Notes in addition to certificated Notes, or to make any change that does not adversely affect the rights of any Noteholder.

                  (10) Defaults and Remedies. Events of Default include (in summary form): default in payment of interest on the Notes for 10 days; default in payment of principal on the Notes; failure by the Company to comply with any of its other agreements in the Indenture or the Notes (in some cases, for 30 days after notice); certain defaults under and accelerations of other indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default

(except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  (11) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  (12) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (13) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (14) Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to:

                           Cityscape Financial Corp.
                           565 Taxter Road
                           Elmsford, New York  10523-2300
                           Attention:  General Counsel

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  ______________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________
                  (Print or type assignee's name, address and zip code)

and irrevocably
appoint___________________________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________

                                             Your Signature: ___________________

                                             (Sign exactly as your name appears
                                             on the face of this Note)
Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 or 4.15 of the Indenture, check the appropriate box below:

         Section 4.08 [ ]                         Section 4.15 [ ]

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                            $

Date: ________________

                                        Your Signature:_________________________

                                        (Sign exactly as your name appears on
                                        the face of this Note)

                                        Tax Identification No.:




Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B

[FORM OF NOTATION OF SUBSIDIARY GUARANTEE]

         For value received each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of ____________, 1998 (the "Indenture") among Cityscape Financial Corp. (the "Company"), the Subsidiary Guarantors listed on Schedule I thereto and Norwest Bank Minnesota, N.A., as trustee the (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations , that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provision, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose, provided however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                               [Name of Subsidiary Guarantor(s)]



                                        By:
                                        Name:
                                        Title:

                                                                       EXHIBIT C

                         [FORM OF SUPPLEMENTAL INDENTURE
              TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS]

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ____________ ____, among _________________ (the "Guaranteeing
Subsidiary"), a subsidiary of CITYSCAPE FINANCIAL CORP. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and NORWEST BANK MINNESOTA, N.A., as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of ____________ __, 1998, providing for the issuance of an aggregate principal amount of up to $75.0 million of 9.25% Notes due 2008 (the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The Obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

                  (g) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

                  (h) Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under Article 10 of the Indenture shall result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

                  3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

                  (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                           (i) subject to Section 10.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the Obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary


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
                           Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                  5.       Releases.

                  (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any Obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.08 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.08 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligations under its Subsidiary Guarantee.

                  (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Subsidiary Guarantor under the Indenture as provided in Article 10 of the Indenture.


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
                  6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.


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
                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:,

                                        [Guaranteeing Subsidiary]


                                        By:
                                        Name:
                                        Title:


                                        CITYSCAPE FINANCIAL CORP.


                                        By:
                                        Name:
                                        Title:


                                        [EXISTING SUBSIDIARY GUARANTORS]


                                        By:
                                        Name:
                                        Title:


                                        NORWEST BANK MINNESOTA, N.A.
                                             as Trustee


                                        By:
                                        Name:
                                        Title:

SCHEDULE I

                        SCHEDULE OF SUBSIDIARY GUARANTORS

                  The following schedule lists each Subsidiary Guarantor under the Indenture as of the Issue Date:

Cityscape Corp.